UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

333-162084

 Commission File Number

Champion Pain Care Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0625383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Wall Street New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

Change in Certificate of Incorporation

On August 25, the Company’s board of directors adopted a resolution declaring it advisable to amend the Company’s articles of incorporation to change the name of the Company to Champion Pain Care Corporation. On August 28, 2014, the Company received a written consent in lieu of a meeting of stockholders from shareholders owning 33,998,500 shares of Common Stock (representing approximately 75% of the issued and outstanding shares of Common Stock) approving the corporate action to change the Company’s name. On October 27, 2014, the state of Delaware accepted the Certificate of Amendment to the Company’s Certificate of Incorporation amending the corporate name.  On October 30, 2014, FINRA announced the name change on its daily list to be effective on October 31, 2014. The Company also requested a voluntary symbol change. As of the effective date, FINRA approved a symbol change to CPAI.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
3.4	Certificate of Amendment dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION PAIN CARE CORPORATION

Date: November 10, 2014	By:	/s/ Terrance Owen
	Name:	Terrance Owen
	Title:	Chief Executive Officer